UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 25, 2018

SHORE BANCSHARES, INC.

(Exact name of registrant as specified in its charter)

Maryland	0-22345	52-1974638
(State or other jurisdiction of	(Commission file number)	(IRS Employer
incorporation or organization)		Identification No.)

28969 Information Lane, Easton, Maryland 21601

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (410) 763-7800

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company        ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.                              ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

At the Annual Meeting of Stockholders of Shore Bancshares, Inc. (the “Company”) held on April 25, 2018 (the “Annual Meeting”), the Company’s stockholders voted on: (i) the election of four director nominees (Proposal 1), (ii) the ratification of the appointment of the Company’s independent registered public accounting firm for fiscal year 2018 (Proposal 2); and (iii) the adoption of a non-binding advisory resolution approving the compensation of the Company’s named executive officers (Proposal 3). These matters were submitted to a vote through the solicitation of proxies. Each of the proposals is described in further detail in the Company’s Definitive Proxy Statement. Other than the three proposals addressed below and described in the Company’s Definitive Proxy Statement, no other proposal was submitted at the Annual Meeting for stockholder action. Each of the three proposals that were voted on at the Annual Meeting were approved by the Company’s stockholders. The results of the votes are set forth below:

Proposal 1 - To elect four Class III directors to serve for a three-year term ending at the 2021 Annual Meeting of Stockholders.

Class III Directors
	For	Withheld	Abstain	Broker Non-Votes
David J. Bates	6,501,370	2,369,358	1,461	1,858,727
Lloyd L. Beatty, Jr.	6,537,014	2,333,714	1,461	1,858,727
James A. Judge	6,511,400	2,359,328	1,461	1,858,727
R. Michael Clemmer, Jr.	6,396,777	2,473,951	1,461	1,858,727

Proposal 2 - To ratify the appointment of Yount, Hyde & Barbour, P.C. as the Company’s independent registered public accounting firm for fiscal year 2018.

For	Against	Abstain	Broker Non-Votes
10,708,789	21,879	248	-

Proposal 3 - To adopt a non-binding advisory resolution approving the compensation of the Company’s named executive officers.

For	Against	Abstain	Broker Non-Votes
4,546,387	4,308,824	16,978	1,858,727

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SHORE BANCSHARES, INC.

Dated: April 25, 2018	By:	/s/ Lloyd L. Beatty, Jr.
Lloyd L. Beatty, Jr. President and Chief Executive Officer